EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)                  Registration Statements (Form S-8 No. 333-69807 and No. 333-3124) related to the 1993 Stock Option and Restricted Stock Plan of Omega Healthcare Investors, Inc., as Amended and Restated,

(2)                  Registration Statement (Form S-8 No. 333-61354) related to the 2000 Stock Incentive Plan of Omega Healthcare Investors, Inc.,

(3)                  Registration Statement (Form S-8 No. 333-117656) related to the 2004 Stock Incentive Plan of Omega Healthcare Investors, Inc., and

(4)                  Registration Statement (Form S-3/A No. 333-117655) of Omega Healthcare Investors, Inc., as Amended and Restated;

and each related Prospectus of our report dated February 17, 2006 (except for Notes 1, 2, 3, 5, 6, 9, 15, and 17, as to which the date is December 11, 2006), with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc., and our report dated February 17, 2006 (except for the effects of the material weakness described in the sixth paragraph of that report, as to which the date is December 11, 2006) with respect to Omega Healthcare Investors, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Omega Healthcare Investors, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2005.

/s/ Ernst & Young LLP
McLean, Virginia
December 11, 2006